EXHIBIT 1.1



                    RANSON UNIT INVESTMENT TRUSTS, SERIES 112
                                 TRUST AGREEMENT

                                                           Dated:  June 21, 2001

     This Trust Agreement between Ranson & Associates, Inc., as Depositor and Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Government Securities Trusts Sponsored by EVEREN Unit Investment Trusts, a service of EVEREN Securities, Inc., Effective: May 8, 1996" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee and the Evaluator agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

         (a) The Securities defined in Section 1.01(15), listed in Schedule A hereto, have been deposited in trust under this Trust Agreement.

         (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit a fraction, the numerator of which is one and the denominator of which is the amount set forth under "Statement of Financial Condition-Number of Units" in the Prospectus.

         (c) The number of Units in the Trust is that amount set forth under "Statement of Financial Condition-Number of Units" in the Prospectus.

         (d) The "First General Record Date" shall be the "Estimated Initial Record Date" set forth under "Essential Information" in the Prospectus.

         (e) The term "Trust" as defined in Section 1.01(17) shall include "GNMA Portfolio, Series 13" as defined in the Prospectus.

         (f)   Sections 1.01(4) and (6) shall be replaced with the following:

              (4) "Depositor" shall mean Ranson & Associates, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.

              (6) "Evaluator" shall mean Ranson & Associates, Inc. and its successors in interest, or any successor evaluator appointed as hereinafter provided.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.

                                     RANSON & ASSOCIATES, INC., Depositor and
                                       Evaluator



                                     By     /s/  ROBIN K. PINKERTON
                                          ---------------------------
                                                  President




                                     THE BANK OF NEW YORK, Trustee



                                     By     /s/  JEFFREY BIESELIN
                                          ---------------------------
                                                Vice President

                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED
                    RANSON UNIT INVESTMENT TRUSTS, SERIES 112


     (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus for the Trust.)